Exhibit 99.h8

FIRST AMENDMENT TO

SERVICES AGREEMENT FOR TRUST AND REGULATORY GOVERNANCE

This first amendment (“Amendment”) to the Services Agreement for Trust and Regulatory Governance dated as of the 1st of November, 2015 (the “Agreement”), by and between Foreside Management Services, LLC (“Foreside”), and Context Capital Funds (“Funds”), is entered into as of October 13, 2016 (the “Effective Date”).

WHEREAS, Foreside and the Funds (the “Parties”) desire to amend the Agreement to reflect an addition fund and update the compensation set forth on Schedule C; and

WHEREAS, Section 11(a) of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, the Parties hereby agree as follows:

1.           Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.           Schedule A to the Agreement is hereby deleted and replaced with Schedule A attached hereto to reflect the addition of the Context Strategic Global Equity Fund;

3.           Schedule C to the Agreement is hereby deleted and replaced with Schedule C attached hereto to reflect an updated compensation arrangement between the parties;

4.           Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

5.           This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

Context Capital Funds		Foreside Management Services, LLC

By:	/s/ David Bunstine	By:	/s/ David M. Whitaker
Name/Title: David Bunstine, President			David Whitaker, President

SERVICES AGREEMENT FOR TRUST AND REGULATORY GOVERNANCE

SCHEDULE A

LIST OF FUNDS

This Agreement covers the following series of the Trust as well as such additional series as may be established by the Trust from time to time, and advised by Context Advisers II, L.P. or Context Advisers III, LLC (the “Advisers”) or entities directly or indirectly controlling, controlled by, or under common control with the Advisers (each series a “Fund” and collectively, the “Funds”):

FUND NAME(S)

Context Macro Opportunities Fund

Context Strategic Global Equity Fund

As of September 30, 2016